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                         CONSENT OF INDEPENDENT ACCOUNTANTS
                                     EXHIBIT 24

            We hereby consent to the incorporation by reference in these Registration Statements on Form S-8 (No. 33-02028, 33-32610, 33-40736, 33-40743, 33-51076, 33-55306, 333-39057 and 333-
            39059) of The Bombay Company, Inc. of our report dated March 11, 1998 appearing on page 25 of the 1997 Annual Report To Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 9 of this Form 10-K.



            PRICE WATERHOUSE LLP

            Fort Worth, Texas
            April 29, 1998

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